Exhibit 32.2

CERTIFICATION OF PERIODIC REPORT

I, Joseph O. Evans, Chief Financial Officer of Chaparral Energy Inc. (the “Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that, to the best of my knowledge:

(1)

the Quarterly Report on Form 10-Q of the Company for the year ended June 30, 2018 (the “Report”) fully complies with the requirements of Section 13 (a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: August 14, 2018

/s/ Joseph O. Evans
Joseph O. Evans
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.